Exhibit 5.1
May 11, 2009
Linn Energy, LLC
600 Travis Street
Suite 5100
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Linn Energy, LLC, a Delaware limited liability company (“Linn”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by Linn with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which relates to the issuance of up to 7,500,000 units representing limited liability company interests (the “Units”) being offered pursuant to Rules 415 and 462(e) under the Act.
     In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the limited liability company agreement of Linn to the date hereof, (ii) the Registration Statement and the prospectus included therein and (iii) copies of resolutions of Linn’s board of directors (the “Board”) authorizing the filing of the Registration Statement. In addition, we have examined such other documents and certificates and reviewed such questions of law as we have considered appropriate.
     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.
     We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be automatically effective upon filing under the Act and will comply with all applicable laws, (ii) a proper prospectus supplement or supplements (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Units offered thereby, (iii) all

Linn Energy, LLC
May 11, 2009

Units issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Units to be issued, the terms of the offering thereof and related matters, (B) such Units have been issued and delivered in accordance with the provisions of any applicable definitive purchase or underwriting or other agreement binding on Linn and the terms of which have been approved by the Board (or a committee thereof), and (C) Linn has received payment of the cash or other lawful consideration provided to be paid for the Units, such Units will be legally issued, fully paid and non-assessable.
     The foregoing opinion is limited to the Delaware limited liability company law and the laws of the United States of America.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.
Sincerely,
/s/ Baker & Hostetler LLP
Baker & Hostetler LLP